                                                                     EXHIBIT 4.2

                         SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of April 9, 1997, between Cityscape Financial Corp., a Delaware corporation ("Cityscape"), and each person executing a counterpart of the signature page of this Agreement (each individually an "Investor" and collectively the "Investors").

                              W I T N E S S E T H:

     WHEREAS, Cityscape desires to issue and sell to the Investors, and the Investors wish to purchase from Cityscape, an aggregate of 5,000 shares of Cityscape's 6% Convertible Preferred Stock, Series A, par value $0.01 per share (the "Series A Preferred Stock"), having the rights, designations and preferences set forth in the Certificate of Designations of Cityscape (the "Certificate of Designations") in form of Exhibit A attached hereto, and warrants (the "Warrants") to purchase 500,000 shares of Common Stock (as defined below) in the form attached as Exhibit B (the shares of Common Stock issuable upon the exercise of Warrants are hereinafter called the "Warrant Shares"), on the terms and conditions set forth herein; and

     WHEREAS, the Series A Preferred Stock will be convertible into shares (the "Common Shares") of common stock, par value $0.01 per share, of Cityscape (the "Common Stock"), pursuant to the terms of the Certificate of Designations, and the holders of Series A Preferred Stock will have registration rights with respect to such Common Shares and Warrant Shares pursuant to the terms of the Registration Rights Agreement to be entered into between Cityscape and the Investors (the "Registration Rights Agreement");

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                 PURCHASE AND SALE OF SERIES A PREFERRED STOCK

     Section 1.1 Purchase and Sale of Series A Preferred Stock. Subject to the terms and conditions set forth herein (including, without limitation, the provisions of Article IV hereof), Cityscape hereby agrees to issue and sell to each of the Investors severally, and each of the Investors severally hereby agrees to purchase from Cityscape on the date hereof (the "Closing Date") such number of shares of Series A Preferred Stock as are indicated next to such Investor's name on the counterpart of the signature page executed by such Investor, and (ii) such number of related Warrants as are indicated next to such Investor's name on the counterpart of the signature page executed by such Investor against payment of the aggregate Purchase Price therefor, as provided in Section 1.2 hereof. Cityscape shall issue and sell to the Investors an aggregate of 5,000 shares of Preferred Stock.

     Section 1.2 Purchase Price. The purchase price for the Series A Preferred Stock (and the related Warrants) (the "Purchase Price") shall be $10,000 per share of Series A Preferred Stock.

     Section 1.3 The Closing. (a) The closing of the purchase and sale of the shares of Series A Preferred Stock and the Warrants (the "Closing"), shall take place at the offices of Gibson, Dunn & Crutcher, at 10:00 a.m., local time on the date hereof, provided that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith.

     (b) On the Closing Date, Cityscape shall execute, issue and deliver to each Investor (i) certificates representing the shares of Series A Preferred Stock purchased hereunder by such Investor registered in the name of such Investor or its nominee and (ii) certificates representing the related Warrants purchased hereunder by such Investor registered in the name of Investor or its nominee, in each case in such denominations as reasonably requested by such Investor, and such Investor shall deliver to Cityscape the aggregate Purchase Price for the number of shares of Series A Preferred Stock (and related Warrants) purchased by such Investor hereunder by wire transfer in immediately available funds to an account designated in writing by Cityscape. In addition, Cityscape shall deliver evidence of filing with, and acceptance by, the Secretary of State of the State of Delaware of the Certificate of Designations, and each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     Section 2.1 Representations and Warranties of Cityscape. Cityscape hereby makes the following representations and warranties to each of the Investors as of the Closing Date:

          (a) Organization and Qualifications; Material Adverse Effect. Each of Cityscape and its subsidiaries is a corporation duly incorporated and existing in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to own and operate its properties and to carry on its business as now being conducted. Each of Cityscape and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties or financial condition of Cityscape and which is material to Cityscape and its subsidiaries taken as a whole, or any material adverse effect on Cityscape's ability to consummate the transactions contemplated hereby, and to execute, deliver and perform its obligations under, each of this Agreement, the Registration Rights Agreement, the Certificate of Designations and the Warrants.

          (b) Authorization; Enforcement. (i) Cityscape has the requisite corporate power and authority to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement, the Certificate of Designations and the Warrants and to issue the Series A Preferred Stock and the Warrants in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement, the issuance and delivery of the Series A Preferred Stock and the Warrant and the filing of the Certificate of Designations by Cityscape and the consummation and performance by it of the transactions contemplated hereby and thereby, including the resolutions contained in the Certificate of Designations, have been duly authorized by all necessary corporate action, and no further consent or authorization of Cityscape or its Board of Directors or stockholders is required (other than any shareholder approval as may be required by the rules applicable to companies whose common stock is traded on the Nasdaq National Market ("Nasdaq")), (iii) this Agreement, the Registration Rights Agreement, the Warrants, the Certificate of Designations and the Series A Preferred Stock have been duly executed and delivered by Cityscape, and (iv) this Agreement, the Registration Rights Agreement, the Warrants, the Certificate of Designations and the Series A Preferred Stock constitute valid and binding obligations of Cityscape enforceable against Cityscape in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

          (c) Capitalization. The authorized capital stock of Cityscape consists of 50,000,000 shares of Common Stock and 50,000 shares of preferred stock; there were 29,744,322 shares of Common Stock and no shares of preferred stock issued and outstanding as of March 25, 1997. Except as set forth in the SEC Documents (defined below), Cityscape has no other authorized, issued or outstanding equity securities or securities containing any equity features, or any other securities convertible into, exchangeable for or entitling any person to otherwise acquire any other securities of Cityscape containing any equity features. All of the outstanding shares of Cityscape Common Stock have been validly issued and are fully paid and nonassessable. The Series A Preferred Stock, the Common Shares, the Warrants and the Warrant Shares have been duly and validly authorized. When issued against payment therefor as provided in this Agreement, the Series A Preferred Stock will be validly issued, fully paid and nonassessable and will entitle the holders thereof to the rights established in the Certificate of

     Designations and the Warrants will be validly issued. A sufficient number of shares of Common Stock has been duly reserved and will remain available for issuance upon conversion of the Series A Preferred Stock and upon the exercise of the Warrants. Except as set forth in this Agreement and in the SEC Documents, there are no outstanding options, warrants, agreements, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of capital stock of Cityscape or any other securities of the Cityscape of any kind. Except as otherwise required by law or as set forth in the Certificate of Designations, Cityscape's Certificate of Incorporation (the "Charter") or Cityscape's By-Laws, as in effect on the date hereof (the "By-Laws"), there are no restrictions upon the voting or transfer of any shares of Cityscape's capital stock pursuant to Cityscape's organizational and other governing documents or any agreement or other instruments to which Cityscape is a party or by which Cityscape or its properties or assets are bound. The issuance of the Series A Preferred Stock and the Warrants is not subject to any preemptive rights, rights of first refusal or other similar limitation. There are no agreements or other obligations (contingent or otherwise) that may require Cityscape to repurchase or otherwise acquire any shares of its capital stock (other than its obligations with respect to the Series A Preferred Stock).

          (d) Corporate Documents. Cityscape has delivered to the Investors true and correct copies of its Charter and the Certificate of Designations, each as in effect on the date hereof, and Cityscape has furnished or made available to the Investors true and correct copies of its By-Laws. The Certificate of Designations has been duly filed with, and accepted for filing by, the Secretary of State of the State of Delaware. The terms of the Certificate of Designations are hereby expressly incorporated by reference herein, and the form of certificate of Series A Preferred Stock is attached as Exhibit C.

          (e) Issuance of Common Shares. Each of the Common Shares issuable upon conversion of the Series A Preferred Stock pursuant to the Certificate of Designations or the Warrant Shares issuable upon the exercise of the Warrants are, or prior to issuance will be, duly authorized and, prior to issuance in accordance with the terms of the Series A Preferred Stock or the Warrants, will be reserved for issuance and, upon conversion in accordance with the Certificate of Designations and/or exercise in accordance with the terms of the Warrants such Common Shares and Warrant Shares, respectively, will be validly issued, fully paid and non-assessable, free and clear of any and all pre-emptive rights, rights of first refusal, liens, claims and encumbrances (other than those created or suffered by the holder thereof), and eligible for inclusion on Nasdaq, and the holders of such Common Shares and Warrant Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock.

          (f) No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Certificate of Designation and the Warrants by Cityscape and the consummation by Cityscape of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Series A Preferred Stock, the Common Shares and the Warrant Shares, and the filing of the Certificate of Designations, do not and will not (i) result in a violation of Cityscape's Charter or By-Laws, (ii) conflict with, result in a breach of, or constitute a default (or an event that with the giving of notice or the passage of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, or instrument to which Cityscape or any of its subsidiaries is a party, that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to Cityscape or any of its subsidiaries or by which any property or asset of Cityscape or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is Cityscape otherwise in violation of, conflict with or in default under any of the foregoing; provided that, for purposes of such representation as to federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Investors and not to Cityscape. The business of Cityscape and its subsidiaries is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for violations which either individually or in the aggregate do not and will not have a Material Adverse Effect. Cityscape is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Certificate of Designations and the Warrants or issue and sell the Series A Preferred Stock in accordance with the terms hereof and issue the Common Shares upon conversion of the Series A Preferred Stock or to issue and sell the Warrants in accordance with their terms or issue the Warrants Shares upon exercise of the Warrants (other than any shareholder approval as may be required by the rules applicable to companies whose common stock is quoted on Nasdaq, and other than the registration statement which is required to file pursuant to the provisions of the Registration Rights Agreement); provided that, for purposes of the representation made in this sentence, Cityscape is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

          (g) SEC Documents; Financial Statements. The Common Stock of Cityscape is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, since December 31, 1995, Cityscape has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) with the SEC (all of the foregoing including filings incorporated by reference therein, the "SEC Documents"). Except as set forth in the SEC Documents, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Cityscape's annual report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 10-K") as filed with the SEC, contains all material information concerning Cityscape, and no event or circumstance has occurred or exists since the date of the 1996 10-K which would require Cityscape to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading on the Closing Date but which has not been so disclosed. The financial statements of Cityscape included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), have been prepared from, and are consistent with, the books and records of Cityscape and fairly present in all material respects the consolidated financial position, as at the dates thereof, and the consolidated results of operations and cash flows of Cityscape and its subsidiaries for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          Neither Cityscape, nor any of its subsidiaries had at December 31, 1996 any material contingent liabilities, liabilities for taxes or long-term leases, unusual forward or long-term commitments or unrealized or unanticipated losses from any unfavorable commitments which are not reflected or reserved against in the foregoing statements or in the notes thereto. No events that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect have occurred since December 31, 1996 except as reflected therein.

        (h) Solvency.

             (i) Cityscape's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of Cityscape's existing debts and other liabilities (including contingent liabilities) as they mature.

             (ii) Cityscape's assets do not constitute unreasonably small capital for to carry out its business as now conducted and as proposed to be conducted including Cityscape's capital needs taking into account the particular capital requirements of the business conducted by Cityscape, and projected capital requirements and capital availability thereof.

             (iii) Cityscape does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The cash flow together with the proceeds received from the liquidation of Cityscape's assets after taking into account all anticipated uses of the cash, will at all times be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.

             (iv) Cityscape does not intend, and does not believe, that final judgments against Cityscape in actions for money damages will be rendered at a time when, or in an amount such that, Cityscape will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). Cityscape's cash flow, after taking into account all other anticipated uses of the cash (including the payments on or in respect of debt referred to in paragraph (iii) above), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

             (v) Neither Cityscape nor any of its subsidiaries is subject to any bankruptcy, insolvency or similar proceeding.

          (i) No Default. No event has occurred and is continuing that with the giving of notice or passage of time, or both, constitutes an event of default under any agreement to which Cityscape is a party or its assets are bound, which default could reasonably be expected to have a Material Adverse Effect.

          (j) Principal Market. The principal market on which the Common Stock is currently traded is Nasdaq.

          (k) No Material Adverse Change. Since December 31, 1996, no Material Adverse Effect has occurred or exists, except as otherwise disclosed or reflected in other SEC Documents prepared through or as of a date subsequent to December 31, 1996.

          (l) No Undisclosed Liabilities. Cityscape and its subsidiaries have no liabilities or obligations not disclosed in the SEC Documents, other than those liabilities incurred in the ordinary course of Cityscape's or its subsidiaries' respective businesses since December 31, 1996, which liabilities, individually or in the aggregate, do not or would not have a Material Adverse Effect on Cityscape.

          (m) No General Solicitation. Neither Cityscape, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Act")) in connection with the offer or sale of the Series A Preferred Stock or Common Shares.

          (n) No Integrated Offering. Neither Cityscape, nor any of its affiliates, nor to its knowledge any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security other than pursuant to this Agreement, under circumstances that would require registration under the Act of the Series A Preferred Stock to be issued under this Agreement.

          (o) Form S-3. Cityscape is eligible to use Form S-3 under the Act for a primary issuance of its securities and to file the Registration Statement (as defined in the Registration Rights Agreement) on Form S-3.

          (p) No Litigation. No litigation or claim (including those for unpaid taxes), or environmental proceeding against Cityscape or any of its subsidiaries is pending, threatened or, to Cityscape's best knowledge, contemplated and no other event has occurred, which if determined adversely would have a Material Adverse Effect on Cityscape or would materially adversely affect the transactions contemplated hereby. There are no outstanding injunctions or restraining orders prohibiting consummation of any of the transactions contemplated by this Agreement and the Registration Rights Agreement.

          (q) Brokers. Cityscape has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Investor relating to this Agreement or the transactions contemplated hereby, except for amounts payable to CIBC Wood Gundy Securities Corp., which amounts shall be paid by Cityscape pursuant to a separate agreement.

          (r) Effectiveness of SEC Filings. The SEC has not issued any stop order or other order suspending the effectiveness of any registration involving the securities of Cityscape or its subsidiaries.

          (s) No Investment Company. Cityscape is not an "investment company", or an "affiliated person" of an investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

          (t) Environmental Matters. Except as otherwise disclosed in the SEC Documents, Cityscape and each of its subsidiaries is in compliance in all material respects with all applicable state and federal environmental laws and no event or condition has occurred that may interfere with the compliance by Cityscape or any of its subsidiaries with any environmental law or that may give rise to any liability under any environmental law that, individually or in the aggregate, would have a Material Adverse Effect.

          (u) Permits. Cityscape and each of its subsidiaries have such certificates, permits (including, without limitation environmental permits), licenses, franchises, consents, approvals, authorizations and clearances that are material to the condition (financial or otherwise), business or operations of Cityscape and any of its subsidiaries, taken as a whole ("Permits"), and are in compliance in all material respects with all applicable laws of all tribunals as are necessary to own, lease or operate their respective properties and to conduct their businesses in the manner as presently conducted and all such Permits are valid and in full force and effect, except for any such Permits as would not, individually or in the aggregate, have a Material Adverse Effect. Cityscape and each of its subsidiaries is in compliance in all material respects with its respective obligations under such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Permits, except for any such revocation or termination as would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 2.2 Representations and Warranties of the Investors. Each of the Investors, severally and not jointly, hereby makes the following representations and warranties to Cityscape as of the Closing Date:

          (a) Authorization; Enforcement. (i) Such Investor has the requisite power and authority to enter into and perform this Agreement, the Registration Rights Agreement and the Warrant delivered in connection herewith, and to purchase the Series A Preferred Stock and the Warrants being sold hereunder and to acquire the Common Shares and the Warrant Shares, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by such Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement and the Registration Rights Agreement constitute valid and binding obligations of such Investor enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

          (b) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement executed in connection herewith, and the consummation by such Investor of the transactions contemplated hereby and thereby, do not and will not (i) result in a violation of such Investor's organizational documents, or (ii) conflict with any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Investor. Such Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement and the Registration Rights Agreement.

          (c) Investment Representation. Such Investor is purchasing the Series A Preferred Stock and acquiring the Warrants for its own account and not with a view to distribution in violation of any securities laws. Such Investor has no present intention to sell the Series A Preferred Stock, the Warrants, the Common Shares or the Warrant Shares and such Investor has no present arrangement (whether or not legally binding) to sell the Series A Preferred Stock, the Warrants, the Common Shares or the Warrant Shares to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold the Series A Preferred Stock, the Warrants, the Common Shares or the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Series A Preferred Stock, the Warrants, the Common Shares or the Warrant Shares at any time in accordance with federal and state securities laws applicable to such disposition.

          (d) Accredited Investor. Such Investor is an "accredited investor" as defined in Rule 501 under the Act. The Investor has such knowledge and experience in financial and business matters in general and investments in particular, so that such Investor is able to evaluate the merits and risks of an investment in the Series A Preferred Stock and the Warrants and to protect its own interests in connection with such investment. In addition (but without limiting the effect of Cityscape's representations and warranties contained herein), such Investor has received such information as it considers necessary or appropriate for deciding whether to purchase the Series A Preferred Stock and the Warrants.

          (e) Rule 144. Such Investor understands that there is no public trading market for the Series A Preferred Stock or the Warrant, that none is expected to develop, and that Series A Preferred Stock and the Warrant must be held until such Series A Preferred Stock and Warrant are converted pursuant to the terms of the Certificate of Designations, or exercised in accordance with its terms, respectively, or registered under the Act or an exemption from registration is available. Such Investor has been advised or is aware of the provisions of Rule 144 under the Act.

          (f) Brokers. Such Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by Cityscape relating to this Agreement or the transactions contemplated hereby, except for amounts payable to CIBC Wood Gundy Securities Corp., which amounts shall be paid by Cityscape pursuant to a separate agreement.

          (g) Manner of Sale. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                                  ARTICLE III

                                   COVENANTS

     Section 3.1 Registration and Listing; Effective Registration. Until such time as no shares of Series A Preferred Stock or Warrants are subject to resale restrictions (as to time, volume, manner or otherwise) under Rule 144 under the Act, Cityscape shall cause the Common Stock to continue to be registered under
Section 12(g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time as there are no shares of Series A Preferred Stock or Warrants outstanding, Cityscape shall continue the listing or trading of the Common Stock on Nasdaq or other national securities exchange and comply in all respects with Cityscape's reporting, filing and other obligations under the bylaws or rules of Nasdaq or such other national securities exchange on which the Common Stock is then trading. Cityscape shall undertake its best efforts to obtain the stockholder approval referenced in Section 2.1(b) as may be required for the issuance of the Common Shares issued upon conversion of the Series A Preferred Stock or Warrant Shares issuable upon exercise of the Warrant as promptly as practicable. As used herein and in the Registration Rights Agreement, the Certificate of Designations and the Warrants the term "Effective Registration" shall mean that all registration obligations of Cityscape pursuant to the Registration Rights Agreement have been satisfied, such registration is not subject to any suspension or stop order, the prospectus for the resale of the

Common Shares issuable upon conversion of the Series A Preferred Stock and the Warrant Shares issuable upon exercise of the Warrants complies in all material respects with the requirements of the Act and does not and will not contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and such Common Shares are listed for trading on Nasdaq or such other national securities exchange on which the Common Stock is then trading, and such trading has not been suspended for any reason.

     Section 3.2 Certificates on Conversion and Warrants on Exercise. (a) Upon any conversion by an Investor (or then holder of Series A Preferred Stock) of the Series A Preferred Stock pursuant to the Certificate of Designations, Cityscape shall issue and deliver to such Investor (or holder) within three (3) trading days of the Conversion Date (as defined in the Certificate of Designations) a new certificate or certificates for the number of Series A Preferred Stock which such Investor (or holder) has not yet elected to convert but which are evidenced in part by the certificate(s) submitted to Cityscape in connection with such conversion (with the number of an denomination of such new certificate(s) designated by such Investor or holder).

     (b) In the alternative to physical delivery of certificates for Common Shares pursuant to Section 3(b) of the Certificate of Designations, if delivery of the Common Shares pursuant to any conversion thereunder may be effectuated by electronic book-entry through Depository Trust Company ("DTC"), then delivery of Common Shares pursuant to such conversion shall, if requested by such Investor (or holder of Common Shares), settle by book-entry transfer through DTC by the third trading day following the Conversion Date. The parties agree to coordinate with DTC to accomplish this objective.

     (c) Upon any partial exercise by an Investor (or then holder of the Warrants) of the Warrants, Cityscape shall issue and deliver to such Investor (or holder) within three (3) trading days of the Exercise Date (as defined in the Warrants) a new Warrant or Warrants, representing the number of adjusted Warrant Shares, in accordance with the terms of Section 2 of the Warrants.

     Section 3.3 Replacement Certificates and Warrants. (a) The certificate(s) representing the Series A Preferred Stock held by any Investor (or then holder) may be exchanged by such Investor (or such Holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Series A Preferred Stock, as reasonably requested by such Investor (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

     (b) The Warrants are exchangeable at the option of the Investor (or then holder of the Warrants) at the office of Cityscape for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of Warrant Shares as are purchasable under such Warrants. No service charge will be made for such transfer or exchange.

     Section 3.4 Expenses. Cityscape shall pay, at the Closing (or at such later date as it shall be invoiced by Dorsey & Whitney LLP) and promptly upon receipt of any further invoices relating to the Closing, all reasonable due diligence fees and expenses and reasonable attorneys' fees and expenses of Dorsey & Whitney LLP, including, without limitation, costs and expenses incurred in connection with review of Cityscape's registration statement on Form S-3 with respect to the resale of the Common Shares and the Warrant Shares, and other due diligence activities relating to the effectiveness of such registration statement, incurred by the Investors in connection with the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement, the Certificate of Designations and the Warrants and the related agreements and documents and the transactions contemplated hereunder and thereunder and in connection with the Closing.

     Section 3.5 Securities Compliance. Cityscape shall notify each of the SEC and Nasdaq, in accordance with their respective requirements, of the transactions contemplated by this Agreement, the Certificate of Designations, the Registration Rights Agreement and the Warrants and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Series A Preferred Stock hereunder, the Common Shares issuable upon conversion thereof and the Warrant Shares issuable upon exercise of the Warrants.

     Section 3.6 Notices. Cityscape agrees to provide all holders of Series A Preferred Stock with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

     Section 3.7 Use of Proceeds. Cityscape agrees that the proceeds received by Cityscape from the sale of the Series A Preferred Stock hereunder shall be used for working capital purposes or retiring the existing bridge debt placed by CIBC Wood Gundy Securities Corp.

     Section 3.8 Reservation of Common Stock Issuable Upon Conversion of the Series A Preferred Stock and Upon Exercise of the Warrants. Cityscape shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock and the exercise of the Warrants, free from pre-emptive rights such number of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock and the exercise of the Warrants, and if at any time the number of authorized but unissued shares of Common Stock reserved for such purposes shall not be sufficient to effect the conversion of all the then outstanding Series A Preferred Stock and the exercise of the Warrants, Cityscape will take such corporate action as may, in the opinion of its counsel, be necessary to increase it authorized but unissued Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite stockholder approval.

     Section 3.9 Corporate Existence. Cityscape will take all steps necessary to preserve and continue its corporate existence.

     Section 3.10 Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue of Common Shares upon conversion of Series A Preferred Stock in accordance with the Certificate of Designations.

                                   ARTICLE IV

                                   CONDITIONS

     Section 4.1 Conditions Precedent to the Obligation of Cityscape to Sell the Series A Preferred Stock. The obligation hereunder of Cityscape to issue and/or sell the Series A Preferred Stock and Warrants to the Investors is subject to the satisfaction, at or before of the Closing, of each of the conditions set forth below. These conditions are for Cityscape's sole benefit and may be waived by Cityscape at any time in its sole discretion.

     (a) Accuracy of the Investors' Representations and Warranties. The representations and warranties of each Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

     (b) Performance by the Investors. Each Investor shall have performed all agreements and satisfied all conditions required to be performed or satisfied by such Investor at or prior to the Closing.

     (c) Payment of Purchase Price. At the Closing, each Investor shall deliver the Purchase Price as indicated next to such Investor's name on the counterpart of the signature page executed by such Investor as provided in Article I hereof.

     (d) No Injunction. No statute, rule regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Certificate of Designations and the Warrants.

     Section 4.2 Conditions Precedent to the Obligation of the Investors to Purchase the Series A Preferred Stock. The obligation hereunder of each Investor to acquire and pay for the Series A Preferred Stock and acquire the Warrants is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Investors' sole benefit and may be waived by the Investors at any time in their sole discretion.

     (a) Accuracy of Cityscape's Representations and Warranties. The representation and warranties of Cityscape shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

     (b) Performance by Cityscape. Cityscape shall have performed, satisfied, and complied in all material respects with all covenants, agreement and conditions required to be performed or satisfied by Cityscape on or prior to the Closing.

     (c) Nasdaq. As of the Closing Date, trading in Cityscape's Common Stock shall not have been suspended by the SEC or Nasdaq, and trading in securities generally as reported by Nasdaq shall not have been suspended or limited.

     (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or materially adversely affects any of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Certificate of Designations or the Warrants and no proceeding shall have been commenced which is reasonably likely to have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Certificate of Designations or the Warrants.

     (e) Opinion of Counsel. At the Closing the Investors shall have received an opinion of counsel to Cityscape in the form attached hereto as Exhibit D.

     (f) Other Documents. At the Closing the Investors shall have received such other certificates and documents as the Investors or their counsel shall reasonably require.

     (g) Registration Rights Agreement. Cityscape shall have executed and delivered to the Investors the Registration Rights Agreement.

     (h) Officer's Certificate. Cityscape shall have delivered to the Investors a certificate in form and substance of Exhibit E executed by an officer of Cityscape.

     (i) Certificate of Designations Filed. The Investors shall have received copies of the filed Certificate of Designations.

     (j) Certificates. The Investors shall have received certificates evidencing the Series A Preferred Stock and the Warrants.

                                   ARTICLE V

                        LEGEND; RESTRICTIONS ON TRANSFER

     Each certificate representing the Series A Preferred Stock, the Common Shares, the Warrants and the Warrant Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

     "THE SECURITIES EVIDENCED OR CONSTITUTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH

     DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT."

     Each Investor agrees that it shall not sell, offer for sale, transfer, pledge or hypothecate any of the Series A Preferred Stock, the Common Shares, the Warrants and the Warrant Shares without registration under the Act unless either (i) Cityscape has received an opinion of counsel, in form and substance reasonably satisfactory to Cityscape, to the effect that registration is not required in connection with such disposition or in connection with the conversion or exercise of the securities so disposed or (ii) such disposition involves the sale of Common Shares or Warrant Shares and is made pursuant to Rule 144 promulgated under the Act.

     Cityscape agrees to reissue certificates representing the Series A Preferred Stock, Common Shares, Warrants and Warrant Shares without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Series A Preferred Stock, Common Shares, Warrants and/or Warrant Shares pursuant to Rule 144(k) under the Act, (ii) such Series A Preferred Stock, Common Shares, Warrants and/or Warrant Shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to Cityscape and its counsel) are able to dispose of such securities publicly without registration under the Act, or (iii) such Series A Preferred Stock, Common Shares, Warrants and/or Warrant Shares are sold in a registered offering under the Act.

     If on a Conversion Date (as defined in the Certificate of Designations), or within three (3) trading days of such Conversion Date, the Investor notifies Cityscape that it has resold Common Shares underlying the Series A Preferred Stock being converted, so long as the Registration Statement (as defined in the Registration Rights Agreement) is effective, Cityscape agrees to issue certificates representing such Common Shares resold by the Investor without the legend set forth above to or upon the instructions of the Investor.

     Upon the sale of any Common Shares sold pursuant to an effective Registration Statement, Cityscape or its transfer agent, shall promptly, but no later than three trading days thereafter, issue new certificates representing such Common Shares free and clear of any legends transfer restrictions and stop orders. In order to facilitate this, Cityscape agrees to deliver to its transfer agent, upon the Registration Statement being declared effective, instructions authorizing the transfer agent to effect the transfer of, and removal of legend from, any Common Shares sold pursuant to the Registration Statement.

                                   ARTICLE VI

                                 MISCELLANEOUS

     Section 6.1  Specific Enforcement; Consent to Jurisdiction.

     (a) Cityscape and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

     (b) Cityscape and each of the Investors (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court, the New York State courts and other courts of the United States sitting in New York county, New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Cityscape and each of the Investors consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

     Section 6.2 Entire Agreement; Amendment. This Agreement, together with the Registration Rights Agreement, the Warrants and the Certificate of Designations and the agreements and documents executed in connection herewith and therewith, contains the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither Cityscape nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters.

     Section 6.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective upon actual receipt of such mailing. The addresses for such communications shall be:

to Cityscape:      Cityscape Financial Corp.
                   565 Taxter Road
                   Elmsford, New York 10523-2300
                   Fax: (914) 592-7101
                   Attn: Chief Executive Officer
                         General Counsel

with copies to:    Gibson, Dunn & Crutcher
                   200 Park Avenue
                   New York, New York 10166
                   Fax: (212) 351-4035
                   Attn: Sean P. Griffiths, Esq.

to the Investor:   at the address and/or fax number set forth on Schedule I of this
                   Agreement

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

     Section 6.4 Indemnity. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees but excluding consequential damages) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

     Section 6.5 Waivers. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Cityscape and the holders of more than 66 2/3% of the Series A Preferred Stock. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and Cityscape; provided, however, that no conditions set forth in Section 4.2 may be waived with respect to an Investor without such Investor's prior written consent.

     Section 6.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     Section 6.7 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and insure to the benefit of the parties and their successors and permitted assigns. Cityscape may not assign this Agreement or any rights or obligations hereunder without the prior written consent of all Investors (which consent may be withheld for any reason in their sole discretion), except that Cityscape may assign this Agreement in connection with the sale of all or substantially all of its assets provided that Cityscape is not released from any of its obligations hereunder, such assignee assumes all obligations of Cityscape hereunder, and appropriate adjustment of the provisions contained in this Agreement, the Registration Rights Agreement, the Certificate of Designations and the Warrants is made, in form and substance satisfactory to the Investors, to place the Investors in the same position as they would have been but for such assignment, in accordance with the terms of the Certificate of Designations and the Warrants. Any Investor may assign this Agreement (in whole or in part) or any rights or obligations hereunder without the consent of Cityscape in connection with any sale or transfer of all or any portion of the Series A Preferred Stock or the Warrants held by such Investor, provided such sale or transfer is in compliance with Article V hereof and that no Investor may assign this Agreement prior to the Closing Date without Cityscape's prior written consent except to an affiliate or affiliates of such Investor, provided such affiliate or affiliates agrees in writing to be bound by the terms hereof.

     Section 6.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 6.9 Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws of the State of New York without regard to such state's principles of conflict of laws.

     Section 6.10 Survival. The representations ant warranties and the agreements and covenants of Cityscape and each Investor contained herein shall survive the Closing.

     Section 6.11 Execution. This Agreement may be executed in counterparts, all of which shall be considered one the same agreement, it being understood that all parties need not sign the same counterpart.

     Section 6.12 Publicity. Cityscape agrees that it will not disclose, and will not include in any public announcement the name of any Investor without its express written consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Except as may be required by law, Cityscape and each Investor shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any press release or make any such public statement prior to such consultation.

     Section 6.13 (a) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     (b) Obligations Several and Not Joint. The parties acknowledge and agree that the Investors are not agents, affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Investor, and that any rights granted to "Investors" hereunder shall be enforceable by each Investor hereunder.

     Section 6.14 Covenant of the Investor. Each of the Investors, severally and not jointly, hereby covenants and agrees that it will not, directly or through an affiliate create the "lowest trading price" (as defined in the Certificate of Designations) for the Common Stock on any of the four (4) (or fifteen (15) if applicable) consecutive trading days immediately preceding the day of delivery by such Investor of a Conversion Notice (as defined in the Certificate of Designations).

     Section 6.15 Limitations on Investor's Right to Convert shares of Series A Preferred Stock. Notwithstanding anything to the contrary contained herein, no shares of Series A Preferred Stock may be converted by an Investor to the extent that, after giving effect to Common Shares to be issued pursuant to a Conversion Notice (as such term is defined in the Certificate of Designations), the total number of Common Shares deemed beneficially owned by such Investor, together with all Common Shares deemed beneficially owned by the Investor's "affiliates" (as defined in Rule 144 of the Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 exists, would exceed 4.9% of the total issued and outstanding shares of the Corporation's Common Stock, provided that each Investor shall have the right to waive this restriction, in whole or in part, immediately in the case of a pending Change of Control Transaction (as such term is defined in the Certificate of Designations) and in any other case upon 61 days prior notice to the Corporation. The delivery of a Conversion Notice by any Investor shall be deemed a representation by such Investor that it is in compliance with this paragraph.

     Section 6.16 Ineffective Conversion of shares of Series A Preferred Stock. A conversion by an Investor of shares of Series A Preferred Stock into Common Shares shall be deemed ineffective, pursuant to an election by such Investor, to the extent that, during the period commencing on the date such Common Shares are delivered to the Investor upon such conversion and ending 5 trading days thereafter (i) such Investor is unable to resell all or a portion of such

Common Shares because the Registration Statement shall, for any reason, not be available or (ii) Cityscape notifies the Investors of its intent to purchase, in accordance with Sections 3(h)(3) or 3(h)(6) of the Certificate of Designations, all of the outstanding shares of Series A Preferred Stock held by the Investors at the time of such notice. The Investor shall promptly, but no later than 5 trading days from the end of the 5 trading day period specified in the previous sentence, give Cityscape notice of an election pursuant to this Section 6.16. Cityscape shall, upon receipt of such notice of election from the Investor, re-issue shares of Series A Preferred Stock to such Investor as promptly as practicable upon surrender by the Investor of the Common Shares held by such Investor which are the subject of this Section 6.16.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        CITYSCAPE FINANCIAL CORP.

                                        By: /s/ Robert C. Patent
                                        --------------------------------------
                                            Name:  Robert C. Patent
                                            Title: Executive Vice President

                                        INVESTOR:

                                        Credit Suisse First Boston Corp.

                                        By: /s/ John McAvey
                                                Name: John McAvey
                                                Title: Managing Director

                                        Number of shares of Series A Preferred
                                        Stock Purchased at the Closing: 300

                                        Number of Warrants Purchased: 30,000

                                        -------------------------------------
                                        Address for Notices:

                                        Attn: Allan Weine
                                        11 Madison Ave.
                                        3rd Floor
                                        New York, NY 10010

                                        INVESTOR:

                                        CIBC Wood Gundy Securities Corp.

                                        By: /s/ Neil I. Thomas
                                                Name: Neil I. Thomas
                                                Title: Managing Director

                                        Number of shares of Series A Preferred
                                        Stock Purchased at the Closing: 850

                                        Number of Warrants Purchased: 85,000

                                        -------------------------------------
                                        Address for Notices:


                                        Neal I. Thomas
                                        CIBC Wood Gundy Securities Corp.
                                        425 Lexington Avenue, 5th Floor
                                        New York, New York 10017

                                        INVESTOR:

                                        Bear, Stearns & Co. Inc.

                                        By: /s/ Yan Erlikh
                                                Name: Yan Erlikh
                                                Title: Senior Managing Director

                                        Number of shares of Series A Preferred
                                        Stock Purchased at the Closing: 300

                                        Number of Warrants Purchased: 30,000

                                        -------------------------------------
                                        Address for Notices:



                                        INVESTOR:

                                        Paloma Securities L.L.C.

                                        By: /s/ Michael J. Berner
                                                Name: Michael J. Berner
                                                Title: Executive Vice President

                                        Number of shares of Series A Preferred
                                        Stock Purchased at the Closing: 1,050

                                        Number of Warrants Purchased: 105,000

                                        -------------------------------------
                                        Address for Notices:

                                        Two American Lane
                                        Greenwich, CT 06836-2571
                                        Attn: Michael J. Berner

                                        INVESTOR:

                                        SoundShore Partners L.P.

                                        *-BY: AIG International Asset Management
                                        Ltd, as General Partner of SoundShore
                                        Partners L.P.

                                        By: /s/ Thomas J. Leishman
                                                Name: Thomas J. Leishman
                                                Title: Vice-President*

                                        Number of shares of Series A Preferred
                                        Stock Purchased at the Closing: 50

                                        Number of Warrants Purchased: 5,000

                                        -------------------------------------
                                        Address for Notices:


                                        INVESTOR:

                                        Halifax Fund, L.P.

                                        By: THE PALLADIN GROUP, L.P., as
                                        attorney-in-fact

                                        By: PALLADIN CAPITAL
                                        MANAGEMENT L.L.C., General Partner

                                        By: /s/ Andrew Kaplan
                                                Name: Andrew Kaplan
                                                Title: Sr. Vice President

                                        Number of shares of Series A Preferred
                                        Stock Purchased at the Closing: 1,000

                                        Number of Warrants Purchased: 100,000

                                        -------------------------------------
                                        Address for Notices:

                                        Halifax Fund L.P.
                                        c/o Palladin Group, L.P.
                                        40 West 57th St.
                                        New York, N.Y. 10019
                                        Attn: Andrew Kaplan

                                        INVESTOR:

                                        Hick Investment Ltd.

                                        By: THE PALLADIN GROUP, L.P., as
                                            attorney-in-fact

                                        By: PALLADIN CAPITAL MANAGEMENT L.L.C.,
                                            General Partner

                                        By: /s/ Andrew Kaplan
                                                Name:  Andrew Kaplan
                                                Title: Sr. Vice President

                                        Number of shares of Series A Preferred
                                        Stock Purchased at the Closing:  50

                                        Number of Warrants Purchased:  5,000

                                        -------------------------------------
                                        Address for Notices:

                                        Halifax Fund L.P.
                                        c/o Palladin Group, L.P.
                                        40 West 57th St.
                                        New York, N.Y. 10019
                                        Attn:  Andrew Kaplan

                                        INVESTOR:

                                        Colonial Penn Insurance Co.

                                        By:  THE PALLADIN GROUP, L.P., as
                                             attorney-in-fact

                                        By:  PALLADIN CAPITAL MANAGEMENT L.L.C.,
                                             General Partner

                                        By:  /s/ Andrew Kaplan
                                                 Name:  Andrew Kaplan
                                                 Title: Sr. Vice President

                                        Number of shares of Series A Preferred
                                        Stock Purchased at the Closing:  50

                                        Number of Warrants Purchased:  5,000

                                        ---------------------------------------
                                        Address for Notices:

                                        Halifax Fund L.P.
                                        c/o Palladin Group, L.P.
                                        40 West 57th St.
                                        New York, N.Y. 10019
                                        Attn:  Andrew Kaplan

                                        INVESTOR:

                                        Colonial Penn Insurance Co.

                                        By:  THE PALLADIN GROUP, L.P., as
                                             attorney-in-fact

                                        By:  PALLADIN CAPITAL MANAGEMENT,
                                             L.L.C., General Partner

                                        By:  /s/ Andrew Kaplan
                                             Name:  Andrew Kaplan
                                             Title: Sr. Vice President

                                        Number of shares of Series A Preferred
                                        Stock Purchased at the Closing:  50

                                        Number of Warrants Purchased:  5,000

                                        ----------------------------------------
                                        Address for Notices:

                                        Halifax Fund L.P.
                                        c/o Palladin Group, L.P.
                                        40 West 57th St.
                                        New York, N.Y. 10019
                                        Attn:  Andrew Kaplan

                                        INVESTOR:

                                        Gleneagles Fund Company

                                        By:  THE PALLADIN Group, L.P.,
                                             as attorney-in-fact

                                        By:  PALLADIN CAPITAL MANAGEMENT L.L.C.,
                                             General Partner

                                        By:  /s/ Andrew Kaplan
                                             Name:  Andrew Kaplan
                                             Title: Sr. Vice President

                                        Number of shares of Series A Preferred
                                        Stock Purchased at the Closing:  150

                                        Number of Warrants Purchased: 15,000

                                        ----------------------------------------
                                        Address for Notices:

                                        Halifax Fund L.P.
                                        c/o Palladin Group, L.P.
                                        40 West 57th St.
                                        New York, N.Y. 10019
                                        Attn:  Andrew Kaplan

                                        INVESTOR:

                                        Galileo Capital LLC

                                        By: /s/ Jeffry Devers
                                                Name:  Jeffrey Devers
                                                Title: Manager

                                        Number of shares of Series A Preferred
                                        Stock Purchased at the Closing: 150

                                        Number of Warrants Purchased: 15,000

                                        -------------------------------------
                                        Address for Notices:


                                        INVESTOR:

                                        FROLEY REVY INVESTMENT CO. INC.
                                        ACCOUNT: NASCO CHEMICAL
                                        COMPANY RETIREMENT TRUST

                                        By: /s/ Andrea O'Connor
                                                Name: Andrea O'Connor
                                                Title: Managing Director

                                        Number of shares of Series A Preferred
                                        Stock Purchased at the Closing: 20

                                        Number of Warrants Purchased: 2,000

                                        -------------------------------------
                                        Address for Notices:

                                        INVESTOR:

                                        FROLEY REVY INVESTMENT CO. INC.
                                        ACCOUNT: PENSION RESERVES
                                        INVESTMENT MANAGEMENT BOARD

                                        By: /s/ Andrea O'Connor
                                                Name: Andrea O'Connor
                                                Title: Managing Director

                                        Number of shares of Series A Preferred
                                        Stock Purchased at the Closing: 130

                                        Number of Warrants Purchased: 13,000

                                        -------------------------------------
                                        Address for Notices:


                                        INVESTOR:

                                        FROLEY REVY INVESTMENT CO. INC.
                                        ACCOUNT: STATE OF OREGON
                                        EQUITY FUND

                                        By: /s/ Andrea O'Connor
                                                Name: Andrea O'Connor
                                                Title: Managing Director

                                        Number of shares of Series A Preferred
                                        Stock Purchased at the Closing: 350

                                        Number of Warrants Purchased: 35,000

                                        -------------------------------------
                                        Address for Notices:


                                        INVESTOR:

                                        Continental Casualty Company,
                                        Designated High Yield

                                        By: /s/ Richard W. Dubberke
                                                Name: Richard W. Dubberke
                                                Title: Vice President

                                        Number of shares of Series A Preferred
                                        Stock Purchased at the Closing: 50

                                        Number of Warrants Purchased: 5,000

                                        -------------------------------------
                                        Address for Notices:


                                        INVESTOR:

                                        Continental Casualty Company

                                        By: /s/ Richard W. Dubberke
                                                Name: Richard W. Dubberke
                                                Title: Vice President

                                        Number of shares of Series A Preferred
                                        Stock Purchased at the Closing: 450

                                        Number of Warrants Purchased: 45,000

                                        -------------------------------------
                                        Address for Notices:

                                    EXHIBITS

Exhibit A                                      Certificate of Designations of Cityscape
Exhibit B                                      Form of Warrant
Exhibit C                                      Form of Certificate of Series A Preferred
                                               Stock
Exhibit D                                      Form of Opinion of Counsel
Exhibit E                                      Form of Officer's Certificate